77C Matters submitted to a vote of security holders

Liberty All-Star Equity Fund (Fund)

On April 30, 2004, the Annual Meeting of Shareholders of the Fund was held to approve the following items:

1. Election of Trustees:       For               Withheld
        Richard W. Lowry     101,215,872         1,304,923
        John J. Neuhauser    101,236,008         1,284,787


2. To approve a new Portfolio Management Agreement with Pzena Investment Management, LLC.

    For:              100,390,004   shares of beneficial interest being a
                                    majority of the shares represented
                                    at the Meeting
   Against:               911,070   shares of beneficial interest
   Abstain:             1,219,721   shares of beneficial interest

3. To approve a new Portfolio Management Agreement with Matrix Asset Advisors, Inc.
   For:              100,279,089   shares of beneficial interest being a
                                   majority of the shares represented
                                   at the Meeting
   Against:              945,991   shares of beneficial interest
   Abstain:            1,295,715   shares of beneficial interest


(proxy statement incorporated herein by reference to Accession number 0000021847-04-000135)

77E Legal Proceedings

Various civil individual, class and derivative actions have been filed in regard to these market timing allegations. As of August 31, 2004, we have received the following complaints, all of which ICI Mutual has received notice:

(1) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant
         United States District Court
         District of Massachusetts
         Case # 04 10534 PBS
         Complaint Allegation:  Market Timing

(2) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson,
         Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, Joseph R. Palombo and John Does 1-100, Defendants, and Columbia Common Stock Fund, nominal defendant

         United States District Court
         District of Massachusetts
         Case # 04 10555 MLW
         Complaint Allegation: Market Timing

(3) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management,L.P., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin,
       John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC,
       Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation,
       Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10567MEL
         Complaint Allegation: Market Timing

(4) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

         United States District Court
         District of Massachusetts
         Case # 04-10315-PBS
         Complaint Allegation: Market Timing

(5) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10355PBS

(6) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

         United States District Court
         Southern District of New York
         Case # 04 CV 1576

Complaint Allegation:  Market Timing

(7) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10408HEL

Complaint Allegation:  Market Timing

(8) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

         United States District Court
         District of Massachusetts
         Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(9) Harold Beardsley, et al on behalf of Columbia Disciplined Value Fund (the "Columbia Funds") v. FleetBoston Financial Corporation, et al

         United States District Court
         District of Massachusetts
         Case # 04 10978 PBS